                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE                  PAGE 1

                            -----------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT "BUFORD GROUP, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE NOT HAVING BEEN CANCELLED OR DISSOLVED SO FAR AS THE RECORDS OF THIS OFFICE SHOW AND IS DULY AUTHORIZED TO TRANSACT BUSINESS.

     THE FOLLOWING DOCUMENTS HAVE BEEN FILED:

     CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FOURTH DAY OF JULY, A.D. 1984, AT 10 O'CLOCK A.M.

     CERTIFICATE OF AMENDMENT, FILED THE TWELFTH DAY OF JUNE, A.D. 1985, AT 10 O'CLOCK A.M.

     CERTIFICATE OF OWNERSHIP, FILED THE THIRTIETH DAY OF DECEMBER, A.D. 1993, AT 3:31 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

     AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

     AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.



                         [SEAL]         /s/ EDWARD J. FREEL
                                        -----------------------------------
                                        Edward J. Freel, Secretary of State

2040578  8310                           AUTHENTICATION:    9887521

991308138                                         DATE:    07-27-99

                               STATE OF DELAWARE
                                                               PAGE 1
                        OFFICE OF THE SECRETARY OF STATE

                      ------------------------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "BUFORD GROUP, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE, AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE FIFTEENTH DAY OF JULY, A.D. 1999.

         AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "BUFORD GROUP, INC." WAS INCORPORATED ON THE TWENTY-FOURTH DAY OF JULY, A.D. 1984.

         AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

         AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.



                          [SEAL]         /s/ EDWARD J. FREEL
                                         ---------------------------------------
                                         Edward J. Freel, Secretary of State

2040578   8300                          AUTHENTICATION:        9867178

991291223                                         DATE:        07-15-99

                               STATE OF DELAWARE
                                                               PAGE 1
                        OFFICE OF THE SECRETARY OF STATE

                      ------------------------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

         "BUFORD HOLDING CORPORATION", A DELAWARE CORPORATION, WITH AND INTO "BUFORD GROUP, INC." UNDER THE NAME OF "BUFORD GROUP, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTIETH DAY OF DECEMBER, A.D. 1993, AT 3:31 O'CLOCK P.M.


                          [SEAL]         /s/ EDWARD J. FREEL
                                         ---------------------------------------
                                         Edward J. Freel, Secretary of State

2040578   8100M                         AUTHENTICATION:        9867600

991291275                                         DATE:        07-15-99

[STAMP]

                      CERTIFICATE OF OWNERSHIP AND MERGER

         Pursuant to the provisions of Section 253 of the Delaware General Corporation Law, the undersigned domestic corporation adopts the following Certificate of Ownership and Merger for the purpose of merging itself into one of its subsidiaries as follows:

         1. Buford Holding Corporation, a Delaware corporation ("Holding"), owns 162,000 shares of Common Stock, par value $0.50 per share, of Buford Group, Inc., a Delaware corporation ("Group"), which shares constitute all of the issued and outstanding shares of each class of capital stock of Group.

         2. A copy of the resolutions adopted by the Board of Directors of Holding to merge Holding into Group (the "Merger") is attached hereto as Exhibit
A. Such resolutions were adopted as of December 30, 1993, and remain in full force and effect as of the date hereof.

         3. The holders of all of the shares of capital stock of Holding outstanding and entitled to vote on the proposed Merger have signed a consent in writing approving the Merger.

         4. The Merger will become effective at 4:00 p.m., Dallas, Texas time, on December 31, 1993.



                                    BUFORD HOLDING CORPORATION



                                    By: /s/ ROBERT P. BUFORD
                                        ---------------------------
                                        Robert P. Buford, President

ATTEST:

/s/ GEOFFREY R. BUFORD
-------------------------------
Geoffrey R. Buford, Secretary

                                                                       EXHIBIT A

                      RESOLUTIONS OF THE BOARD OF DIRECTORS
                                       OF
                          BUFORD HOLDING CORPORATION,
                             a Delaware corporation

         WHEREAS, the board of directors of Buford Holding Corporation, a Delaware corporation ("Holding"), has determined that it is desirable and in the best interests of the stockholders of Holding that Holding be merged with and into Buford Group Inc., a Delaware corporation and wholly owned subsidiary of Holding ("Group") (the "Merger"), and that at 4:00 p.m. December 31, 1993 (the "Effective Time"), the separate corporate existence of Holding shall cease, and Group shall continue as the surviving corporation, on and subject to the terms and conditions hereinafter set forth in accordance with the applicable provisions of the General Corporation Law of Delaware ("GCL").

         1. Effect of Merger.

         RESOLVED, that the effect of the Merger shall be as provided in Section 259 of the GCL and that the directors and officers of Group immediately prior to the Effective Time shall continue to serve as the directors and officers of Group, to serve in each case until their respective successors shall have been duly elected and qualified, or until their earlier resignation or death.

         2. Amendment to Certificate of Incorporation.

         RESOLVED, that the Certificate of Incorporation of Group as in effect immediately prior to the Effective Time shall be amended by the amendment of Article Fourth thereof in its entirety to read as follows:

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 2,000 shares, par value $100 per share, designated Common Stock.

         3. Conversion of Shares.

         RESOLVED, that at the Effective Time, by virtue of the Merger and without any action on the part of Holding, Group or any holder of the following securities:

              (a) Each share of Holding common stock, par value $100.00 ("Holding Common"), issued and outstanding immediately prior to the Effective Time, shall be cancelled and extinguished and be converted into and become a right to receive in exchange for each such share
0.003933 shares of common stock, par value $100.00 per share, of Group ("New Group Common").

         (b) Each share of Holding preferred stock, par value $100.00 ("Holding Preferred"), issued and outstanding immediately prior to the Effective Time, shall be cancelled and extinguished and be converted into and become a right to receive in exchange for each such share 0.003933 shares of New Group Common.

         (c) Each share of Holding capital stock issued and outstanding immediately prior to the Effective Time and held in the treasury of Holding shall be cancelled and retired and no exchange or payment shall be made with respect thereto.

         (d) Each share of Group common stock, par value $.50 per share, issued and outstanding immediately prior to the Effective Time shall be cancelled and retired and no exchange or payment shall be made with respect thereto.

         (e) Any outstanding options, warrants or rights to acquire securities of Holding or Group shall be cancelled and extinguished and no shares of stock shall be issued or other consideration paid with respect thereto.

         Each stockholder who holds a certificate or certificates representing capital stock of Holding shall, promptly after the Effective Time, deliver or cause to be delivered to Group, the stock certificate or certificates evidencing such Holding capital stock for cancellation and Group shall cause to be delivered to each such stockholder a stock certificate or certificates representing the number of shares of New Group Common that such stockholder is entitled to receive as provided hereinabove. Any fractional share of New Group Common that would otherwise be issuable in the Merger shall be rounded up to one whole share of New Group Common.

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE                  PAGE 1

                            -----------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "BUFORD GROUP, INC.", FILED IN THIS OFFICE ON THE TWELFTH DAY OF JUNE, A.D. 1985, AT 10 O'CLOCK A.M.



                         [SEAL]         /s/ EDWARD J. FREEL
                                        -----------------------------------
                                        Edward J. Freel, Secretary of State

2040578  8100                           AUTHENTICATION:    9867597

991291275                                         DATE:    07-15-99

                                                                         [STAMP]




                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               BUFORD GROUP, INC.



     BUFORD GROUP, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     1. That as of May 14, 1985, the members of the Board of Directors of the Corporation duly adopted by unanimous written consent resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, deeming and declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation. The resolution setting forth the proposed amendment reads as follows:

          RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered "Fourth" so that, as amended, said Article shall be and read in its entirety as follows:

               FOURTH:   (a)  The aggregate number of shares which
          the Corporation shall be authorized to issue shall be 1,000,000 shares of Common Stock.

               (b) The par value of the Corporation's Common Stock shall be fifty cents ($.50) per share.

               (c) Each share of Common Stock, one hundred dollars ($100.00) par value per share, which the Corporation has issued and outstanding immediately prior to the effective date of this Article shall be changed into and shall be deemed to become two hundred shares of Common Stock, fifty cents ($.50) par value per share.

               (d) For each share of the Common Stock, one hundred dollars ($100.00) par value per share, which the Corporation has issued and outstanding immediately prior to the effective date of this Article, the Corporation shall, in exchange for the certificate evidencing such share, issue certificates for two hundred (200) shares of Common Stock, fifty cents ($.50) par value per share. The exchange of Certificates shall be made not later than three (3) months after the effective date of this Article.

                 (e) The shares of the Common Stock, one hundred dollars
            ($100.00) par value per share, evidenced by the certificates received by the Corporation pursuant to the exchange of certificates described in Paragraph (d) of this Fourth Article shall be retired pursuant to Section 243 of the General Corporation Law of the State of Delaware.

                 (f) The aggregate amount of the capital of the Corporation which shall be represented by the shares of Common Stock, fifty cents ($.5O) par value per share, that shall be issued and outstanding upon the effective date of this Article shall be the same as the aggregate amount of the stated capital of the Corporation which shall be represented by the shares of Common Stock, one hundred dollars ($100.00) par value per share, that shall be issued and outstanding immediately prior to such date.

         2. That, thereafter, pursuant to the unanimous consent of the Directors of the Corporation, the proposed amendment was presented to the stockholders of the Corporation and was duly adopted by the unanimous written consent of the stockholders, dated May 14, 1985, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         3. That the aforesaid Amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         4. That the capital of the Corporation shall not be reduced under or by reason of the foregoing Amendment.

         IN WITNESS WHEREOF, BUFORD GROUP, INC., has caused this Certificate of Amendment to be executed in its corporate name by its President and its seal to be affixed and attested by its Assistant Secretary on this 14 day of May, 1985.

CORPORATE SEAL                                    BUFORD GROUP

                                                  By: /s/ ROBERT P. BUFORD
                                                    ---------------------------
ATTEST:                                              Robert P. Buford, President

/s/ BERYL N. BERRY
---------------------------------
Beryl N. Berry,
Assistant Secretary



STATE OF TEXAS   )
                 )
COUNTY OF SMITH  )
          -----

         BE IT REMEMBERED that on this 14 day of May, 1985, personally came before me, a Notary Public in and for the County and State aforesaid, ROBERT P. BUFORD, President of Buford Group, Inc., a corporation of the State of Delaware, and he duly executed the foregoing certificate before me and acknowledged the said certificate to be the act and deed of said corporation and that the facts stated therein are true; and that the seal affixed to said certificate and attested by the Assistant Secretary of said corporation is the common or corporate seal of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

NOTARY SEAL

                                                /s/ GAYLE CARPENTER
                                                -------------------------------
My Commission Expires:                          Notary Public in and for
                                                Smith County, Texas
     8-18-87                                    -----
---------------------------------

                                State of Delaware

                         Office of the Secretary of State

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "BUFORD GROUP, INC.", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF JULY, A.D. 1984, AT 10 O'CLOCK A.M.


                                          /s/ EDWARD J. FREEL
                                          --------------------------------------
                                          Edward J. Freel, Secretary of State

                                                      AUTHENTICATION: 9867592

2040578  8100                                                  DATE: 07-15-99
991291275

                                                                 [STAMP]
                          CERTIFICATE OF INCORPORATION
                                       OF
                               BUFORD GROUP, INC.

     FIRST:   The name of the Corporation is Buford Group, Inc.

     SECOND: The registered office of the Corporation in the State of Delaware is located at 100 West Tenth Street, City of Wilmington, County of New Castle, and its registered agent is The Corporation Trust Company.

     THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The aggregate number of shares which the Corporation shall be authorized to issue shall be 1,000, consisting of 1,000 shares of Common Stock, $100.00 par value.

     FIFTH:   The number of directors constituting the initial board of
directors of the Corporation is three and the names and addresses of the persons who are to serve as the directors until the first annual meeting of the stockholders or until their successors are elected and qualified are as follows:

          Name                              Address

     Robert P. Buford               15000 Paluxy Road, Tyler, Texas 75703
     Geoffrey R. Buford             15000 Paluxy Road, Tyler, Texas 75703
     Gerald B. Buford               15000 Paluxy Road, Tyler, Texas 75703

     SIXTH:   The name and address of the incorporator is:

          Name                              Address

     J. Warren Huff                  4700 Interfirst Two
                                     Dallas, Texas 75270

     The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation.

     SEVENTH: The Corporation shall have perpetual existence.

     EIGHTH: The board of directors is expressly authorized to adopt the initial Bylaws of the Corporation and to alter, amend, or repeal the Bylaws or to adopt new Bylaws.

         NINTH: The Corporation or any subsidiary may enter into contracts or transact business with one or more of its directors or officers, or with any corporation, firm, or association in which any of its directors or officers are stockholders, directors, officers, members, employees or otherwise interested; and no such contract or other transaction shall be void or voidable or otherwise affected by reason of such directorship or office in the Corporation or such interest in such other firm, corporation, or association notwithstanding that a director or directors having such interest are present and counted in determining the existence of a quorum at a meeting of the board of directors of the Corporation which acts upon or in reference to such contract or transaction, provided that the fact of such interest shall be disclosed or otherwise known to the board of directors which acts upon or in reference to such contract or transaction; nor shall any director or officer be liable to account to this Corporation or any subsidiary for any profits realized by or from or through any such transaction.

         TENTH:

         A. Power in Nonderivative Suits.

         The Corporation shall indemnify any person who was or is a party to, or is threatened with being made a party to, or is otherwise involved in, any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (all such actions, suits, and proceedings and accompanying modifiers being comprehended by the term "Proceeding") (excluding actions by, or in the right of, the Corporation), by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another person. Such indemnification may be made only against those expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if (1) he acted in the transaction which is the subject of the Proceeding in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and (ii) with respect to any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation nor, with respect to any criminal Proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         B. Power in Derivative Suits.

         The Corporation shall indemnify any person who was or is a party to, or is threatened with being made a party to, or is otherwise involved in, a Proceeding by or in the right of the Corporation by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another person unless such person shall be or have been a party adverse to the interests of the Corporation. Such indemnification may be made against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if he acted in the transaction which is the subject of the Proceeding in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation. However, no indemnification may be made in respect of any claim, issue, or matter in relation to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation. Notwithstanding the foregoing exception, indemnification may be made to the extent that the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court of appropriate jurisdiction shall deem proper.

         C. Mandatory Indemnification.

         To the extent a person who was or is a party to, or is otherwise involved in, or is threatened with being made a party to or being otherwise involved in, a Proceeding of the type referred to in Section A or B of this Article by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another person has been successful on the merits or otherwise in defense of any Proceeding of the type referred to in Section A or B of this Article or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. For purposes of this Section C, a person seeking indemnification under this Section C shall not be deemed to have met the standard set forth in this Section C if such person has paid or committed to pay any money in connection with a settlement or dismissal of the Proceeding or claim, issue, or matter therein with respect to which indemnification is sought.

         D. Determination that Standard Met.

         Any indemnification under Section A or Section B of this Article (other than one ordered by a court) may be made by the Corporation only upon a determination that indemnification of such person is proper in the circumstances because he has not the applicable standard of conduct set forth in such Section. Such determination shall be made by the (i) board of directors by a majority vote of a quorum consisting of directors who are not and were not parties to such Proceeding; (ii) if such a quorum in not obtainable or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; (iii) by written order of an independent committee of one or more persons appointed by the board of directors to consider the question of indemnity (and no director shall be disqualified from acting to appoint such committee, even if he is or was a party to the Proceeding or is the person seeking indemnification); (iv) by the stockholders of the Corporation; or (v) through such procedures as shall be authorized in the Bylaws of the Corporation.

         E. Payment in Advance.

         Expenses incurred in defending a civil or criminal Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding and in advance of a determination that the person seeking payment is entitled to indemmification under this Article but only when the Corporation has received an undertaking by or on behalf of the person who is to receive such payment to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

         F. Partial Payment.

         In determining whether the standard of conduct set forth in Section A or Section B of this Article has been met, it may be determined that a person has met the standard as to some matters but not as to others, and the amount of indemnification may be accordingly prorated.

         G. Nonexclusivity.

         The indemnification provided by this Article shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders, or otherwise.

         H. Persons Entitled.

         The indemnification provided by this Article shall inure to the heirs, executors, and administrators of any person entitled to indemnification under this Article.

         I. Insurance.

         The Corporation may purchase and maintain insurance on any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another person against any liability incurred by him in any such position or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Sections A through F of this Article.

         J. Employee Benefit Plans Covered.

         For purposes of this Article, references to "fines" shall include any excise taxes assessed with respect to an employee benefit plan and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan or its participants or beneficiaries. Further, a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation."

         THE UNDERSIGNED INCORPORATOR, being the incorporator herein before named, for the purposes of forming a corporation, pursuant to the General Corporation Law of the State of Delaware, does make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true and accordingly has hereunto set his hand and seal this 20th day of July, 1984.

                                         /s/ J. WARREN HUFF
                                         --------------------------------------
                                         J. Warren Huff

                                 ACKNOWLEDGMENT

    THE STATE OF TEXAS )
                       )
    COUNTY OF DALLAS   )

        I, SALLY C. BERNEATHY, a Notary Public, do hereby certify that on this 20 day of July, 1984, personally appeared before me J. WARREN HUFF, who being by me duly sworn, severally declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.


                             /s/ SALLY C. BERNEATHY
                             --------------------------------------------------
                             Notary Public, State of Texas
      [STAMP]
My Commission Expires:

      7-13-87
----------------------
                                        6